Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

November 3, 2017

BIOLASE, Inc.

4 Cromwell

Irvine, California 92618

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1, File No. 333-220703, filed by BIOLASE, Inc., a Delaware corporation (the “Company”), on September 29, 2017 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Pre-Effective Amendment No. 1 filed with the SEC on September 29, 2017 and Pre-Effective Amendment No. 2 filed on the date hereof (as amended, the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of such number of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) to be sold for an aggregate gross purchase price not to exceed $12,000,000, issuable upon exercise of rights (the “Rights”) to be distributed to holders of record of shares of Common Stock as of 5:00 p.m., Eastern Time, on November 8, 2017 (the “Record Date”), in connection with a proposed rights offering by the Company.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined and relied upon copies of the Registration Statement, the Company’s restated certificate of incorporation, as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s amended and restated bylaws, as in effect on the date hereof (the “Bylaws”), the form of certificate to represent the Rights and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Rights and the Shares by the Company (the “Resolutions”). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

BIOLASE, Inc.

November 3, 2017

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that (x) the Shares will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) has become effective under the Securities Act, and (ii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered and paid for upon exercise of the applicable Rights in accordance with their terms or, if the Shares being issued are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the subscription price of the applicable Rights.

For purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each Share and each Right, as applicable, the Certificate of Incorporation, the Bylaws, the Resolutions and each applicable Right will not have been modified or amended and will be in full force and effect, that the consideration paid for each Share will not be less than the par value thereof and that there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Certificate of Incorporation.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our Firm include in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP